UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2015

WESTERN GAS EQUITY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35753 (Commission File Number)	46-0967367 (IRS Employer Identification No.)

1201 Lake Robbins Drive The Woodlands, Texas 77380-1046 (Address of principal executive office) (Zip Code)

(832) 636-6000 (Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Purchase and Sale Agreement
On March 2, 2015, pursuant to the terms and conditions of a Purchase and Sale Agreement (the “PSA”) dated March 2, 2015, with Anadarko Petroleum Corporation (“Anadarko”) and WGR Asset Holding Company LLC, a wholly owned subsidiary of Anadarko (“WGRAH”), Delaware Basin Midstream, LLC (“DBM”) acquired certain midstream assets from WGRAH. DBM is a wholly owned subsidiary of Western Gas Partners, LP (“WES”). Pursuant to the PSA, WES acquired a 100% interest in Delaware Basin JV Gathering LLC (“DBJV”), which owns a 50% interest in a 403-mile gathering system and related facilities (the “DBJV Gathering System”), located in the Delaware Basin in Loving, Ward, Winkler and Reeves Counties, Texas (the “Acquisition”). The consideration (the “Consideration”) to be paid by WES for the Acquisition will consist of a one-time cash payment on March 31, 2020, equal to eight (8) multiplied by (a) the average of a 50% share in the Net Earnings of the DBJV Gathering System for the calendar years 2018 and 2019, less (b) 50% of all capital expenditures incurred for the DBJV Gathering System between the Effective Date and February 29, 2020. For purpose of this calculation, “Net Earnings” is defined as all revenues less cost of product, operating expenses, and property taxes, in each case attributable to the DBJV Gathering System on an accrual basis. Management currently estimates that the Consideration payment in 2020 will be approximately $283 million. The Consideration will be reflected as an obligation on WES’s balance sheet until paid in 2020.
Pursuant to the PSA, Anadarko has agreed to indemnify WES and its general partner (“WES GP”), subsidiaries, shareholders, unitholders, members, directors, officers, employees, agents and representatives (together with WES, the “WES Indemnified Parties”) against certain losses resulting from any breach of Anadarko’s and WGRAH’s representations, warranties, covenants or agreements, and for certain other matters. WES has agreed to indemnify Anadarko and WGRAH, their affiliates (other than WES Indemnified Parties) and their respective security holders, officers, directors and employees against certain losses resulting from any breach of DBM’s representations, warranties, covenants or agreements.
The above summary is qualified in its entirety by reference to the PSA, a copy of which is filed as an exhibit hereto as Exhibit 2.1.

Relationships
The terms of the Acquisition were approved by the Board of Directors (the “Board”) of WES GP. The terms of the Acquisition were also approved by the WES Board’s special committee. The special committee, a committee comprised of three independent members of the WES Board, retained independent legal and financial advisors to assist it in evaluating and negotiating the Acquisition. In approving the Acquisition, the WES special committee based its decision in part on an opinion from the independent financial advisor that the consideration to be paid by WES is fair, from a financial point of view, to WES.
Anadarko holds 193,387,365 common units of WGP, representing an 88.3% limited partner interest in WGP, and WGP owns: (i) WES GP, which holds (x) all of the outstanding general partner units of WES, representing a 1.8% general partner interest in WES, and (y) all of the incentive distribution rights in WES, which entitle WES GP to specified increasing percentages of cash distributions as WES’s per-unit cash distributions increase, and (ii) through WGP and other Anadarko subsidiaries, 50,053,824 common units, representing an aggregate 35.4% limited partner interest in WES, and 10,959,564 Class C units, representing an aggregate 7.8% limited partner interest in WES, based on the number of WES common, general and Class C units outstanding as of March 2, 2015.
Item 2.03 Creation of a Direct Financial Obligation.
The information set forth under Item 1.01 above with respect to the PSA is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On March 3, 2015, WES made an announcement regarding, among other things, the Acquisition. A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.
On March 2, 2015, Kerr-McGee Gathering, LLC, a wholly owned subsidiary of WES, and Kerr-McGee Oil & Gas Onshore LLC, a wholly owned subsidiary of Anadarko, entered into an amendment to their Wattenberg Gas Gathering Agreement to extend its term for one year through June 30, 2021, and to provide for a condensate handling fee through the remaining term of the agreement. The amendment also provides for a $0.16 per Mcf increase in the gathering fee through the end of 2015.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1#
Purchase and Sale Agreement, dated March 2, 2015, between WGR Asset Holding Company, LLC and Delaware Basin Midstream, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Western Gas Partners, LP filed on March 3, 2015, File No. 001-34046).

	99.1	Press Release dated March 3, 2015 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Western Gas Partners, LP filed on March 3, 2015, File No. 001-34046).

	#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS EQUITY PARTNERS, LP

		By:	Western Gas Equity Holdings, LLC, its general partner

Dated:	March 3, 2015	By:	/s/ Philip H. Peacock
Philip H. Peacock Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title

2.1#
Purchase and Sale Agreement, dated March 2, 2015, between WGR Asset Holding Company, LLC and Delaware Basin Midstream, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Western Gas Partners, LP filed on March 3, 2015, File No. 001-34046).

99.1	Press Release dated March 3, 2015 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Western Gas Partners, LP filed on March 3, 2015, File No. 001-34046).

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.